                                                     Exhibit (21)
                                                     Commonwealth Edison Company
                                                     Form 10-K File No. 1-1839



                          Commonwealth Edison Company
                          Subsidiaries of the Company
                       ----------------------------------


                                                        State or
                                                      Jurisdiction
                                                        in Which
                   Name                               Incorporated
- ----------------------------------------------        ------------
Commonwealth Edison Company of Indiana, Inc. *         Indiana
CECo Enterprises Inc. *                                Illinois
Northwind Inc.*                                        Illinois
CECo Holding Company                                   Illinois
CECo Merging Corporation                               Illinois
Edison Development Company                             Delaware
Cotter Corporation                                     New Mexico
Commonwealth Research Corporation                      Illinois
Concomber, Ltd.                                        Bermuda
Edison Development Canada Inc.                         Canada



* Included in the consolidated financial statements.